UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 6, 2013

FirstMerit Corporation
(Exact Name of Registrant as Specified in its Charter)

Ohio	0-10161	34-1339938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

III Cascade Plaza, 7th Floor Akron, Ohio 44308 (Address of Principal Executive Offices and Zip Code)
(330) 996-6300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04     Temporary Suspension of Trading Under Registrant's Employee Benefit Plans.
The FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan (the “Salary Savings Plan”) and Citizens Republic Bancorp 401(k) Plan (the “Citizens 401(k) Plan” and, together with the Salary Saving Plan, the “Plans”) will be experiencing a blackout period. The blackout period is required due to the merger of the Plans and the transition to a new record keeper. During the blackout period, participants in the Plans will be unable to (i) obtain a loan or distribution from the Plans or (ii) change existing investment elections or execute a fund transfer, including with respect to FirstMerit Corporation common stock. The blackout period will begin at 12:00 noon Eastern Time on December 23, 2013 and is expected to continue through January 17, 2014 (such period, the "Blackout Period").

On December 6, 2013, FirstMerit Corporation (the “Company”) sent a notice to its directors and executive officers informing them of the Blackout Period and the Company equity securities trading restrictions that apply to them during the Blackout Period. This notice was required pursuant to Section 306 of the Sarbanes-Oxley Act of 2002 and Section 104 of Regulation BTR under the Securities Exchange Act of 1934, as amended.

A copy of the notice to the directors and executive officers is attached as Exhibit 99.1. During the Blackout Period and for a period of two years after the ending date of the Blackout Period, shareholders or other interested parties may obtain, without charge, information about the actual beginning and ending dates of the Blackout Period by contacting the Company's Investor Relations department by telephone at (330) 996-6300 or by mail at Investor Relations, III Cascade Plaza, 7th Floor, Akron, Ohio 44308.

Item 9.01    Financial Statements and Exhibits
(d) Exhibits
99.1     Notice to Directors and Executive Officers of Blackout Period with respect to the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan and Citizens Republic Bancorp 401(k) Plan, dated December 6, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FirstMerit Corporation

By:        /s/ Carlton E. Langer
Name:     Carlton E. Langer

Title:	Senior Vice President, Chief Legal Officer and Secretary

Date: December 6, 2013

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1
Notice to Directors and Executive Officers of Blackout Period with respect to the FirstMerit Corporation and Affiliates Employees’ Salary Savings Retirement Plan and Citizens Republic Bancorp 401(k) Plan, dated December 6, 2013.